COMPANY CONTACT Jeff Donnelly Chief Financial Officer (240) 744-1190 Briony Quinn Senior Vice President (240) 744-1196 FOR IMMEDIATE RELEASE DIAMONDROCK ACQUIRES KIMPTON FORT LAUDERDALE BEACH RESORT SIGNIFICANT VALUE CREATION OPPORTUNITIES IN OPERATIONS & SYNERGIES BETHESDA, Maryland, May 5, 2022 – DiamondRock Hospitality Company (the “Company” or “DiamondRock”) (NYSE: DRH) today announced it acquired a fee-simple interest in The Kimpton Fort Lauderdale Beach Resort, a boutique lifestyle beach resort in Fort Lauderdale, Florida, for a total investment of $35.3 million ($367,700/key). The resort will be operated by HEI Hotels & Resorts under a franchise agreement with Kimpton Hotels & Restaurants. “This acquisition marks our 14th resort, and we are extremely excited to add The Kimpton Fort Lauderdale Beach Resort to our portfolio and extend DiamondRock’s leadership with the preeminent portfolio of leisure-oriented, lifestyle hotels and resorts,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “The resort was acquired in an off-market transaction at a significant discount to recently consummated transactions in the market. We plan to capitalize on synergies by having HEI Hotels & Resorts manage this resort in addition to managing DiamondRock’s nearby Westin Fort Lauderdale Beach Resort. There are significant opportunities to create value by leveraging our leading resort expertise to enhance revenue management and fundamentally reprogram the underutilized rooftop bar and the restaurant. We expect the resort to ramp quickly over the next two years and stabilize at over an 8% stabilized yield.” The Company purchased the 96-room Kimpton Fort Lauderdale Beach Resort in Fort Lauderdale, Florida on April 1, 2022. The resort reopened in mid-2021 after a comprehensive rebuild that fully upgraded the resort to current building codes while preserving its iconic Art Deco architecture. The resort offers numerous competitive advantages: • Dedicated beachfront area • Rooftop bar and swimming pool with panoramic views of the Intracoastal Waterway • Intimate street-level, open-air restaurant & bar with lush courtyard swimming pool • Significant brand distribution potential as the only IHG Hotels & Resorts and Kimpton-affiliated property in Fort Lauderdale Beach • Architecturally unique Art Deco style with historic elements and modern amenities

2 DiamondRock’s acquisition also includes ownership of a 230-space parking facility supporting both the resort as well as the adjacent Tiffany House residences. While not considered in our underwriting, we believe there is a meaningful opportunity to generate high-margin revenue from the parking facility as well as the creation of a rental management agreement program for the unit owners in the 129-unit Tiffany House. Moreover, we believe the rooftop may provide a meaningful opportunity to add clean-energy solar panels to reduce the resort’s annual electricity costs and carbon footprint. About the Company DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company currently owns 34 premium quality hotels and resorts with over 9,500 rooms. The Company has strategically curated its portfolio to be comprised of unique lifestyle properties, as well as those enhanced by leading global brands. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com. This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.